Exhibit 10.9

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT is entered into as of December 27, 2011, by HortonWorks, Inc., a Delaware corporation (the “Company”), and Shaun Connolly (the “Purchaser”).

1.	ACQUISITION OF SHARES.

(a) Issue. On the terms and conditions set forth in this Agreement, the Company agrees to issue 444,444 Shares (the “Purchased Shares”) to the Purchaser. The issuance shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

(b) Consideration. The Purchaser agrees to pay $0.27 for each Purchased Share. The Purchase Price is agreed to be at least 100% of the Fair Market Value of the Purchased Shares. Payment shall be made on the issue date with a promissory note substantially in the form attached as Exhibit A (the “Note”).

(c) Defined Terms. Capitalized terms not defined above are defined in Section 12 of this Agreement.

2.	RIGHT OF REPURCHASE.

(a) Scope of Repurchase Right. Until they vest in accordance with Subsection (b) below, the Purchased Shares shall be Restricted Shares and shall be subject to the Company’s Right of Repurchase. The Company, however, may decline to exercise its Right of Repurchase or may exercise its Right of Repurchase only with respect to a portion of the Restricted Shares. The Company may exercise its Right of Repurchase only during the Repurchase Period following the termination of the Purchaser’s Service. Unless the Company declines to exercise its Right of Repurchase, the Right of Repurchase shall be exercised automatically under Subsection (d) below. If the Right of Repurchase is exercised, the Company shall pay the Purchaser an amount equal to the Purchase Price for each of the Restricted Shares being repurchased. Until and unless the Right of Repurchase is exercised, the Purchaser shall have any and all rights as a holder of the Restricted Shares, including the right to vote such Restricted Shares.

(b) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to 25% of the Purchased Shares when the Purchaser completes 12 months of continuous Service from December 5, 2011 (the “Vesting Commencement Date”). Thereafter, the Right of Repurchase shall lapse with respect to 1/48th of the Purchased Shares when the Purchaser completes each additional month of continuous Service to the Company. In addition, if the Company is subject to a Change in Control prior to the termination of the Purchaser’s Service, then the Right of Repurchase shall lapse with respect to the 50% of the then Restricted Shares. Furthermore, if the Purchaser is subject to an Involuntary Termination within 12 months following a Change in Control, then the Right of Repurchase shall lapse with respect to 100% of the then Restricted Shares.

(c) Escrow. Upon issuance, the certificate(s) for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash dividends on Restricted Shares (or on other securities held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. Restricted Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or the Right of First Refusal or (ii) released to the Purchaser upon his request to the extent that the Shares have ceased to be Restricted Shares (but not more frequently than once every six months). In any event, all Purchased Shares that have ceased to be Restricted Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the earlier of (i) the termination of the Purchaser’s Service or (ii) the lapse of the Right of First Refusal. If either the Company or the Purchaser shall make a written request to the other party that an escrow agent other than the Company be appointed, the parties shall mutually agree as to the identity of such escrow agent and take all reasonable action to promptly effectuate the appointment of such alternative escrow agent. Notwithstanding the foregoing, for so long as the Note is outstanding, the Purchased Shares shall be subject to the terms of the Pledge Agreement between the Purchaser and the Company which is entered into in connection with the Note.

(d) Exercise of Repurchase Right. The Company shall be deemed to have exercised its Right of Repurchase automatically for all Restricted Shares as of the commencement of the Repurchase Period, unless the Company during the Repurchase Period notifies the holder of the Restricted Shares that it will not exercise its Right of Repurchase for some or all of the Restricted Shares. During the Repurchase Period, the Company shall pay to the holder of the Restricted Shares the Purchase Price determined under Subsection (a) above for the Restricted Shares being repurchased. Such payment shall be made by canceling the necessary portion of the Note to the extent it is outstanding. If the Note is no longer outstanding, payment shall be made in cash or cash equivalents. The certificate(s) representing the Restricted Shares being repurchased shall be delivered to the Company properly endorsed for transfer.

(e) Termination of Rights as Stockholder. If the Right of Repurchase is exercised in accordance with this Section 2 and the Company makes available the consideration for the Restricted Shares being repurchased, then the person from whom the Restricted Shares are repurchased shall no longer have any rights as a holder of the Restricted Shares (other than the right to receive payment of such consideration). Such Restricted Shares shall be deemed to have been repurchased pursuant to this Section 2, whether or not the certificate(s) for such Restricted Shares have been delivered to the Company or the consideration for such Restricted Shares has been accepted.

(f) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Shares shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Right of Repurchase, provided that the aggregate purchase price payable for the Restricted Shares shall remain the same. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of Repurchase may be exercised by the Company’s successor.

(g) Transfer of Restricted Shares. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares without the advance written consent of the Company. Notwithstanding the foregoing, the Purchaser may transfer any Purchased Shares, including any Restricted Shares, without any such consent to one or more members of the Purchaser’s Immediate Family, or to a trust established by the Purchaser for the benefit of the Purchaser and/or one or more persons in the Purchaser’s Immediate Family, provided that any such Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement and the Note (including the pledge agreement attached as Exhibit 1 thereto).

(h) Assignment of Repurchase Right. The Company may freely assign the Right of Repurchase, in whole or in part. Any person who accepts an assignment of the Right of Repurchase from the Company shall assume all of the Company’s rights and obligations under this Section 2.

3.	RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that the Purchaser proposes to sell, pledge or otherwise transfer to a third party any Purchased Shares, or any interest in Purchased Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Purchased Shares. If the Purchaser desires to transfer Purchased Shares, the Purchaser shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Purchased Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, state or foreign securities laws. The Transfer Notice shall be signed both by the Purchaser and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Purchased Shares. The Company shall have the right to purchase all, and not less than all, of the Purchased Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after receiving the Transfer Notice, the Purchaser may, not later than 90 days after the Company received the Transfer Notice, conclude a transfer of the Purchased Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, state and foreign securities laws and not in violation of any other contractual restrictions to which the

Purchaser is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Purchased Shares on the terms set forth in the Transfer Notice within 60 days after the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Purchased Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Purchased Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Purchased Shares subject to this Section 3 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Purchased Shares subject to this Section 3.

(d) Termination of Right of First Refusal. Any other provision of this Section 3 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Purchaser desires to transfer Purchased Shares, the Company shall have no Right of First Refusal, and the Purchaser shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 3 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Purchaser’s Immediate Family, or to a trust established by the Purchaser for the benefit of the Purchaser and/or one or more persons in the Purchaser’s Immediate Family, provided in either case that any such Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Purchased Shares, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Purchaser.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 3, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 3.

4.	OTHER RESTRICTIONS ON TRANSFER.

(a) Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

(i) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission, as presently in effect.

(ii) The Purchaser is acquiring and will hold the Purchased Shares for investment for his, her or its account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(iii) The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

(iv) The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(v) The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under state securities law.

(vi) The Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(vii) The Purchaser is aware that his, her or its investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing his, her or its financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his, her or its investment in the Purchased Shares.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Purchaser or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

5.	SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

6.	NO RETENTION RIGHTS.

Nothing in this Agreement shall confer upon the Purchaser any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

7.	TAX ELECTION.

The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as Exhibit B. The Purchaser should consult with his tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Purchaser acknowledges that it is his sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Purchaser requests the Company or its representatives to make this filing on his behalf.

8.	LEGENDS.

All certificates evidencing Purchased Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF REPURCHASE AND CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

9.	NOTICE.

Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that he or she most recently provided to the Company in accordance with this Section 9.

10.	ENTIRE AGREEMENT.

This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. For the avoidance of doubt, this Agreement satisfies and extinguishes the

Purchaser’s right to any anti-dilution rights contained in his employment offer with the Company dated December 5, 2011. As of the date hereof, the Purchaser holds no other equity interests in the Company other than the Purchased Shares.

11.	CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, as such laws are applied to contracts entered into and performed in such state.

12.	DEFINITIONS.

(a) “Agreement” shall mean this Restricted Stock Purchase Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Cause” shall mean termination of Purchaser’s employment by the Company based upon the Company’s good faith belief that one or more of the following has occurred which with respect to clauses (i), (ii) and (iii) below, if curable, Purchaser has not cured within fourteen (14) days after Purchaser receives written notice from the Company specifying with reasonable particularity such occurrence:

(i) Purchaser’s material neglect or material failure to perform his or her job duties and responsibilities, as determined by the Company’s Chief Executive Officer;

(ii) Purchaser’s failure or refusal to comply in any material respect with lawful Company policies or directives;

(iii) Purchaser’s material breach of any contract or agreement between Purchaser and the Company (including but not limited to this Agreement and the Proprietary Information and Inventions Agreement between Purchaser and the Company), or Purchaser’s material breach of any statutory duty, fiduciary duty or any other obligation that Purchaser owes to the Company;

(iv) Purchaser’s commission of an act of fraud, theft, embezzlement or other unlawful act against the Company or involving its property or assets or Purchaser engaging in unprofessional, unethical or other intentional acts that materially discredit the Company or are materially detrimental to the reputation, character or standing of the Company; or

(v) Purchaser’s indictment or conviction or nolo contendre or guilty plea with respect to any felony or crime of moral turpitude.

Following notice and cure as provided in the preceding sentence, upon any additional one-time occurrence of one or more of the events enumerated in that sentence, the Company may terminate Purchaser’s employment for Cause without notice and opportunity to cure. However, should the Company choose to offer Purchaser another opportunity to cure, it shall not be deemed a waiver of its rights under this provision.

(d) “Change in Control” shall mean the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity (or its ultimate parent, if applicable), or (iv) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a Person or group of Persons; provided, however, that the Company’s initial public offering, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a Change in Control.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and members of the Board of Directors.

(g) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(h) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(i) “Good Reason” shall be deemed to exist only if the Company shall fail to correct within 30 days after receipt of written notice from Purchaser specifying in reasonable detail the reasons Purchaser believes one of the following events or conditions has occurred (provided such notice is delivered by Purchaser no later than 30 days after the later of the date of the occurrence of the event or condition or the date that the Purchaser becomes aware of the initial existence of the occurrence of the event or condition): (1) a material diminution of Purchaser’s then current aggregate base salary (other than reductions that also affect other similarly situated employees proportionately) without Purchaser’s prior written agreement; (2) the material diminution of Purchaser’s authority, duties or responsibilities as an employee of the Company without Purchaser’s prior written agreement (except that change in title by itself shall not constitute Good Reason); or (3) the relocation of Purchaser’s position with the Company to a location that is greater than 50 miles from Purchaser’s current principal place of employment with the Company, unless such relocation results in a shorter commute from Purchaser’s principal place of residence, without Purchaser’s prior written agreement, provided that in all events the termination of Purchaser’s service with the Company shall not be treated as a termination for “Good Reason” unless such termination occurs not more than six (6) months following the date of notice of the initial existence of the occurrence of the event or condition claimed to constitute “Good Reason.”

(j) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(k) “Involuntary Termination” shall mean the termination of the Purchaser’s Service by reason of:

(i) The involuntary discharge of the Purchaser by the Company (or the Parent or Subsidiary employing him or her) for reasons other than Cause; or

(ii) The voluntary resignation of the Purchaser for Good Reason.

(l) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(m) “Purchased Shares” shall mean the Shares purchased by the Purchaser pursuant to this Agreement, as set forth in Section 1(a).

(n) “Purchase Price” shall mean the dollar value for which one Share may be purchased pursuant to this Agreement, as specified in Section 1(b).

(o) “Repurchase Period” shall mean a period of 180 consecutive days commencing on the date when the Purchaser’s Service terminates for any reason, including (without limitation) death or disability.

(p) “Restricted Share” shall mean a Purchased Share that is subject to the Right of Repurchase.

(q) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 3.

(r) “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 2.

(s) “Securities Act” shall mean the Securities Act of 1933, as amended.

(t) “Service” shall mean service as an Employee or Consultant.

(u) “Share” shall mean one share of Stock.

(v) “Stock” shall mean the Common Stock of the Company.

(w) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(x) “Transferee” shall mean any person to whom the Purchaser has directly or indirectly transferred any Purchased Share.

(y) “Transfer Notice” shall mean the notice of a proposed transfer of Purchased Shares described in Section 3.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Purchaser:	HortonWorks, Inc.

/s/ Shaun Connolly	By:	/s/ Dan Bradford
Shaun Connolly		Dan Bradford, Secretary, VP, Finance & Administration

EXHIBIT A

Form of Promissory Note

EXHIBIT B

Form of 83(b) Election